Exhibit 99.1

Clean Energy Reports 97.7 Million Gallons Delivered and Revenue of $70.9 Million for Third Quarter of 2020

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — Nov. 5, 2020 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the third quarter of 2020.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “Renewable natural gas continues to be a shining star in our business. It strongly contributed to our operating results in the third quarter while benefitting our customers’ carbon reduction goals. Investment in RNG facilities is robust and Clean Energy plays a critical role in getting this renewable fuel into fuel tanks.”

The Company delivered 97.7 million gallons in the third quarter of 2020, a 5% decrease from 102.7 million in the third quarter of 2019. This decrease was principally from the continuing effects of COVID-19, primarily impacting the airports (fleet services), public transit and government fleet customer markets.

The Company’s revenue for the third quarter of 2020 was $70.9 million, a decrease of 4.8% compared to $74.4 million for the third quarter of 2019. Revenue for the third quarter of 2020 included $5.0 million from U.S. federal excise tax credits for alternative fuels ("AFTC"), which applied to vehicle fuel sales made from July 1, 2020 through September 30, 2020, and an unrealized loss of $0.1 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program. Revenue for the third quarter of 2019 included an unrealized gain of $1.1 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now program. Excluding the AFTC revenue in the third quarter of 2020 and the unrealized loss and gain on commodity swap and customer fueling contracts in the third quarter of both 2020 and 2019, respectively, revenue for the third quarter of 2020 decreased by 9.9% to $66.0 million compared to $73.3 million for the third quarter of 2019. This decrease was principally due to lower effective fuel prices resulting from lower natural gas prices and the fuel price mix, which is based on the variation of fuel types and locations where we deliver fuel, and lower volumes. The decrease in revenue from lower effective fuel prices and volumes was partially offset by higher station construction sales which were $8.8 million for the third quarter of 2020 compared to $6.4 million for the third quarter of 2019.

The Company’s revenue for the nine months ended September 30, 2020 was $216.8 million, a decrease of 3.4% compared to $224.5 million for the nine months ended September 30, 2019. Revenue for the nine months ended September 30, 2020 included $14.8 million from AFTC revenue, which applied to vehicle fuel sales made from January 1, 2020 through September 30, 2020, and an unrealized gain of $4.0 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program. Revenue for the nine months ended September 30, 2019 included an unrealized loss of $3.3 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now program. Excluding the AFTC revenue in the nine months ended September 30, 2020 and the unrealized gain and loss on commodity swap and customer fueling contracts in both the 2020 and 2019 periods, respectively, revenue for the nine months ended September 30, 2020 decreased by 13.1% to $197.9 million compared to $227.7 million for the nine months ended September 30, 2019. This decrease was principally due to lower effective fuel prices resulting from lower natural gas prices and the fuel price mix, which is based on the variation of fuel types and locations where we deliver fuel, and lower volumes. The decrease in revenue from lower effective fuel prices and volumes was partially offset by higher station construction sales, which were $19.6 million for the nine months ended September 30, 2020 compared to $15.5 million for the nine months ended September 30, 2019.

On a GAAP (as defined below) basis, net loss attributable to Clean Energy for the third quarter of 2020 was $(2.3) million, or $(0.01) per share, compared to $(4.3) million, or $(0.02) per share, for the third quarter of 2019. The third quarter of 2020 was positively affected by AFTC revenue and negatively affected by the unrealized loss on commodity swap and customer fueling contracts, while the comparable 2019 period was positively affected by the unrealized gain on commodity swap and customer fueling contracts.

On a GAAP basis, net loss attributable to Clean Energy for the nine months ended September 30, 2020 was $(7.3) million, or $(0.04) per share, compared to $(20.7) million, or $(0.10) per share, for the nine months ended September 30, 2019. The nine months ended September 30, 2020 was positively affected by AFTC revenue and the unrealized gain on commodity swap and customer fueling contracts, while the comparable 2019 period was negatively affected by the unrealized loss on commodity swap and customer fueling contracts.

Non-GAAP loss per share and Adjusted EBITDA (each as defined below) for the third quarter of 2020 was $(0.01) and $11.0 million, respectively. Non-GAAP loss per share and Adjusted EBITDA for the third quarter of 2019 was $(0.02) and $8.5 million, respectively.

Non-GAAP loss per share and Adjusted EBITDA for the nine months ended September 30, 2020 was $(0.04) and $31.5 million, respectively. Non-GAAP loss per share and Adjusted EBITDA for the nine months ended September 30, 2019 was $(0.06) and $28.6 million, respectively.

Non-GAAP loss per share and Adjusted EBITDA are described below and reconciled to GAAP net loss per share attributable to Clean Energy and GAAP net loss attributable to Clean Energy, respectively.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance, for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) these measures exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) these measures are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may make adjustments for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains similar to the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. Similarly, the Company believes excluding the non-cash results from equity method investments is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments.

The table below shows GAAP and non-GAAP loss attributable to Clean Energy per share and also reconciles GAAP net loss attributable to Clean Energy to an adjusted net loss figure used in the calculation of non-GAAP loss per share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2019	2020	2019	2020
Net loss attributable to Clean Energy Fuels Corp.	$(4,334)	$(2,271)	$(20,663)	$(7,303)
Stock-based compensation	892	708	3,056	2,522
Income (loss) from equity method investments	(377)	11	123	368
Loss (gain) from change in fair value of derivative instruments	(1,139)	150	4,854	(4,055)
Adjusted (non-GAAP) net loss	$(4,958)	$(1,402)	$(12,630)	$(8,468)
Diluted weighted-average common shares outstanding	204,712,888	198,785,394	204,522,984	201,472,851
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.02)	$(0.01)	$(0.10)	$(0.04)
Non-GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.02)	$(0.01)	$(0.06)	$(0.04)

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy, plus (minus) income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2019	2020	2019	2020
Net loss attributable to Clean Energy Fuels Corp.	$(4,334)	$(2,271)	$(20,663)	$(7,303)
Income tax expense	68	79	194	235
Interest expense	1,704	1,009	5,437	5,060
Interest income	(560)	(427)	(1,707)	(1,081)
Depreciation and amortization	12,247	11,744	37,331	35,718
Stock-based compensation	892	708	3,056	2,522
Income (loss) from equity method investments	(377)	11	123	368
Loss (gain) from change in fair value of derivative instruments	(1,139)	150	4,854	(4,055)
Adjusted EBITDA	$8,501	$11,003	$28,625	$31,464

Definition of “Gallons Delivered”

The Company defines “gallons delivered” as its gallons sold as compressed natural gas (“CNG”) and liquefied natural gas (“LNG”), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company’s proportionate share of gallons delivered by joint ventures in the applicable period. RNG sold as vehicle fuel, is sold under the brand name Redeem™ and is included in the CNG or LNG amounts as applicable based on the form in which it was sold.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Gasoline gallon equivalents delivered (in millions)	2019	2020	2019	2020
RedeemTM	37.4	40.1	111.1	112.1

The table below shows gallons delivered for the three and nine months ended September 30, 2019 and 2020:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Gallons Delivered (in millions)	2019	2020	2019	2020
CNG	86.1	82.1	248.5	239.8
LNG	16.6	15.6	49.0	46.7
Total	102.7	97.7	297.5	286.5

Sources of Revenue

The following table shows the Company's sources of revenue for the three and nine months ended September 30, 2019 and 2020:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenue (in millions)	2019	2020	2019	2020
Volume-related (1)	$67.9	$57.1	$208.7	$182.4
Station construction sales	6.4	8.8	15.5	19.6
AFTC (2)	—	5.0	—	14.8
Other	0.1	—	0.3	—
Total revenue	$74.4	$70.9	$224.5	$216.8

(1)	For the three and nine months ended September 30, 2020, volume-related revenue includes an unrealized gain (loss) from the change in fair value of commodity swap and customer fueling contracts of $(0.1) million and $4.0 million, respectively. For the three and nine months ended September 30, 2019, volume-related revenue includes an unrealized gain (loss) from the change in fair value of commodity swap and customer contracts of $1.1 million and $(3.3) million, respectively.
(2)	In 2019, we recognized AFTC revenue for the vehicle fuel we sold in 2018 and 2019 in the three months ended December 31, 2019.

2020 Outlook

Our latest 2020 outlook given on August 6, 2020 contemplated a prolonged effect and more flattened recovery curve from the COVID-19 pandemic. We continue to hold that view and thus continue to hold a view of achieving a GAAP net loss of approximately $11.0 million for 2020, assuming no unrealized gains or losses on the Company’s commodity swap contracts.  Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s commodity swap contracts could significantly impact the Company’s estimated GAAP net income for 2020. Accordingly, Adjusted EBITDA for 2020 is still expected to be approximately $45.0 million. These expectations also exclude the impact of any acquisitions, divestitures, transactions or other extraordinary events including a deterioration in, slower or lack of any recovery from the COVID-19 pandemic. Additionally, the expectations regarding 2020 Adjusted EBITDA assume the calculation of this non-GAAP financial measure in the same manner as described above and without adjustments for any other items that may arise during 2020 and that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2020 Outlook
GAAP Net income (loss) attributable to Clean Energy Fuels Corp.	$(11,000)
Income tax expense (benefit)	—
Interest expense	5,500
Interest income	(2,000)
Depreciation and amortization	48,500
Stock-based compensation	4,000
Loss (income) from equity method investments	—
Loss (gain) from change in fair value of derivative instruments	—
Adjusted EBITDA	$45,000

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.800.736.4594 from the U.S. and international callers can dial 1.212.231.2919. A telephone replay will be available approximately two hours after the call concludes through Saturday, December 5, 2020, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 21971570. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is North America’s leading provider of the cleanest fuel for the transportation market. Through its sales of Redeem™ renewable natural gas (RNG), which is derived from biogenic methane produced by the breakdown of organic waste, Clean Energy helps thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas by at least 70% and up to 300% depending on the RNG feedstock. Clean Energy can deliver Redeem through compressed natural gas (CNG) and liquefied natural gas (LNG) to its network of approximately 550 fueling stations across the U.S. and Canada. Clean Energy builds and operates CNG and LNG fueling stations for the transportation market, owns natural gas liquefaction facilities in California and Texas, and transports bulk CNG and LNG to non-transportation customers around the U.S. For more information, visit www.CleanEnergyFuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, the Company’s outlook for fiscal 2020, the expected impact of the COVID-19 pandemic on the Company’s business and the demand for renewable vehicle fuels, including fleets transitioning to lower carbon solutions in transportation.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the COVID-19 pandemic and the measures taken to prevent its spread and the related impact on our operations, liquidity and financial condition; the Company’s history of net losses and the possibility the Company incurs additional net losses in the future; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to execute its Zero Now truck financing program, a key strategic initiative related to the market for natural gas heavy-duty trucks, and the effect of this initiative on the Company’s business, prospects, performance and liquidity; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets, including in the event of improvements in or perceived advantages of non-natural gas vehicle fuels or engines powered by these fuels or other competitive developments; the availability of environmental, tax and other government regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; future availability of capital, which may include equity or debt financing, in the amounts and at the times needed to fund any growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital-raising transaction; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage and grow its RNG business, including its ability to continue to receive revenue from sales of tradable credits the Company generates by selling conventional and renewable natural gas as vehicle fuel and the effect of any increase in competition for RNG supply; the Company’s ability to manage and grow its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects; the Company’s ability to accurately predict natural gas vehicle fuel demand in the geographic and customer markets in which it operates and effectively calibrate its strategies, timing and levels of investments to be consistent with this demand; the Company’s ability to recognize the anticipated benefits of its CNG and LNG fueling station network; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to manage the safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government regulations; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Securities and Exchange Commission on November 5, 2020, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Investor Contact:

investors@cleanenergyfuels.com

News Media Contact:

Raleigh Gerber

Manager of Corporate Communications

949.437.1397

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	September 30,
	2019	2020
Assets
Current assets:
Cash, cash equivalents and current portion of restricted cash	$49,222	$91,605
Short-term investments	56,929	530
Accounts receivable, net of allowance of $2,412 and $1,931 as of December 31, 2019 and September 30, 2020, respectively	61,760	52,904
Other receivables	84,898	23,152
Inventory	29,874	28,830
Prepaid expenses and other current assets	11,109	8,492
Derivative assets, related party	—	3,269
Total current assets	293,792	208,782
Operating lease right-of-use assets	28,627	26,567
Land, property and equipment, net	323,912	298,088
Long-term portion of restricted cash	4,000	4,000
Notes receivable and other long-term assets, net	31,622	28,453
Long-term portion of derivative assets, related party	3,270	6,570
Investments in other entities	26,305	25,985
Goodwill	64,328	64,328
Intangible assets, net	1,229	627
Total assets	$777,085	$663,400
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$56,013	$6,126
Current portion of finance lease obligations	615	964
Current portion of operating lease obligations	3,359	3,189
Accounts payable	27,376	17,081
Accrued liabilities	67,697	50,202
Deferred revenue	7,338	1,720
Derivative liabilities, related party	164	—
Total current liabilities	162,562	79,282
Long-term portion of debt	32,872	29,047
Long-term portion of finance lease obligations	2,715	2,727
Long-term portion of operating lease obligations	26,206	24,008
Other long-term liabilities	9,701	4,867
Total liabilities	234,056	139,931
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 304,000,000 shares authorized; 204,723,055 shares and 198,412,898 shares issued and outstanding as of December 31, 2019 and September 30, 2020, respectively	20	20
Additional paid-in capital	1,203,186	1,191,140
Accumulated deficit	(668,232)	(675,535)
Accumulated other comprehensive loss	(1,566)	(1,791)
Total Clean Energy Fuels Corp. stockholders’ equity	533,408	513,834
Noncontrolling interest in subsidiary	9,621	9,635
Total stockholders’ equity	543,029	523,469
Total liabilities and stockholders’ equity	$777,085	$663,400

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2020	2019	2020
Revenue:
Product revenue	$62,808	$60,310	$190,947	$186,438
Service revenue	11,626	10,576	33,503	30,328
Total revenue	74,434	70,886	224,450	216,766
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	43,145	38,767	137,696	118,494
Service cost of sales	6,787	6,522	18,674	18,280
Change in fair value of derivative warrants	(10)	—	1,587	(40)
Selling, general and administrative	17,640	16,639	54,007	51,790
Depreciation and amortization	12,247	11,744	37,331	35,718
Total operating expenses	79,809	73,672	249,295	224,242
Operating loss	(5,375)	(2,786)	(24,845)	(7,476)
Interest expense	(1,704)	(1,009)	(5,437)	(5,060)
Interest income	560	427	1,707	1,081
Other income, net	165	919	2,928	3,381
Income (loss) from equity method investments	377	(11)	(123)	(368)
Loss before income taxes	(5,977)	(2,460)	(25,770)	(8,442)
Income tax expense	(68)	(79)	(194)	(235)
Net loss	(6,045)	(2,539)	(25,964)	(8,677)
Loss attributable to noncontrolling interest	1,711	268	5,301	1,374
Net loss attributable to Clean Energy Fuels Corp.	$(4,334)	$(2,271)	$(20,663)	$(7,303)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic and diluted	$(0.02)	$(0.01)	$(0.10)	$(0.04)
Weighted-average common shares outstanding:
Basic and diluted	204,712,888	198,785,394	204,522,984	201,472,851